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                              EXHIBIT 23






























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                                 EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Unit Corporation on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-
64323 and 33-53542) of our report dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                         COOPERS & LYBRAND L.L.P.







Tulsa, Oklahoma
March 17, 1997